CATALYST FUNDS

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

EXHIBIT A

SERIES OF THE TRUST

AS AMENDED SEPTEMBER 28, 2007

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Catalyst Value Fund

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Listed Private Equity Plus Fund

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Catalyst OPTI-flex Fund

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America First Income Strategies Fund

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America First Prestige Fund